UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2013

PAID, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Friberg Parkway Suite 4004 Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

40 Washington Street, Westborough, Massachusetts 01581

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company filed a patent infringement lawsuit against eBay Inc. in the United States District Court for the District of Massachusetts on December 20, 2013. The Company is represented in its lawsuit on a contingency basis by Hunton & Williams LLP ("Hunton"). To fund the expense of the lawsuit not covered by Hunton, the Company simultaneously entered into a financing arrangement that will cover all remainder fees and costs of the lawsuit. The Company will not itself be required to pay any lawsuit-related fees or costs other than those incurred directly by the Company such as employee travel costs or administrative expenses. Solely to the extent there are any recoveries from the lawsuit, Hunton will receive a contingency fee and the financier will receive an independent fee, equal to a percentage of proceeds of no more than 35% in the aggregate, plus total accrued fees and costs. The amount of the costs that the financier will advance, and thus be reimbursed out of proceeds from any recoveries by the Company, and the total value of the contingency fee, is not known. To secure its payment obligations to the financier, the Company granted a security interest in the personal property of the Company, including the subject patents and all lawsuits, judgments and proceeds therefrom.

Item 8.01   Other Events.

The Company filed a patent infringement lawsuit against eBay Inc. in the United States District Court for the District of Massachusetts on December 20, 2013. The Company is represented in its lawsuit by Hunton & Williams LLP “(Hunton”). Hunton will receive a contingency fee of 35% of any successful outcome, plus payment of costs and legal fees, and will be required to share in this contingency payment with a financier. In other limited circumstances, such as an acquisition or change in control, Hunton may receive additional fees and may share those fees with the financier.

The Company owns several patents, which include patent numbers 8,521,642, 8,352,357, 7,930,237, 7,324,968 titled “Method and System for Improved Online Auction” and has additional continuation claims in process before the U.S Patent & Trademark Office (USPTO). These patents relate to the real-time calculation of shipping, insurance, and taxes online.

The Company originally filed its patent application in March 2002, to solve a pervasive problem in the online marketplace. The Company was awarded its first patent, No. 7,324,968, on January 29, 2008. This patent relates to the real-time calculation of shipping costs for items purchased online, including using a zip code as a destination location indicator.  The Company’s second patent, No. 7,930,237, was issued on April 19, 2011 and, among other things, facilitates advanced, rapid, accurate estimation of shipping costs across multiple shipping carriers.  The Company’s third patent, No. 8,352,357 issued on January 8, 2013, covers systems and methods for calculating shipping and taxes associated with items offered for sale on online. The fourth patent, No. 8,521,642 issued on August 27, 2013 focuses on systems and methods for calculating shipping and taxes associated with items offered for sale on websites with multiple sellers. A fifth patent is pending. A Press Release regarding this matter is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

99.1      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: December 27, 2013	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release